PROXY CARD

ALPS/WESTPORT RESOURCES HEDGED HIGH INCOME FUND

a series of Financial Investors Trust

Your vote is important no matter how many shares you own. Please cast your proxy vote today!

SIGN, DATE AND VOTE ON THE REVERSE SIDE

Proxy Voting Options

1. Mail your signed and voted proxy back in

the postage paid envelope provided.

2. ONLINE at proxyonline.com using your

proxy control number found below.

3. By PHONE when you dial toll-free [_____]

to reach an automated touchtone

voting line.

4. By PHONE with a live operator when you

call toll-free [____] [_____] through

[______].

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [______], 2016

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoints [_________] each the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Special Meeting of Shareholders (the “Meeting”) of the ALPS/Westport Resources Hedged High Income Fund (the “Fund”) of Financial Investors Trust (the “Trust”) to be held at [_______] on [______], 2016 at [_______], and at any and all adjournments thereof.

Do you have questions?

If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free [_______]. Representatives are available to assist you [______] through [_______].

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [_______], 2016. A copy of the Notice of Shareholder Meeting, the Proxy Statement and Proxy Card are available at: [_________].

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

ALPS/WESTPORT RESOURCES HEDGED HIGH INCOME FUND

a series of Financial Investors Trust

Your signature is required for your vote to be counted.

Please sign exactly as name(s) appear(s) on the records of the Fund. One or more joint owners should sign personally. Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.

________________________________________ SIGNATURE (AND TITLE IF APPLICABLE) DATE ________________________________________ SIGNATURE (IF HELD JOINTLY) DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST’S BOARD OF TRUSTEES, AND THE PROPOSAL BELOW HAS BEEN APPROVED BY THE TRUST’S BOARD OF TRUSTEES.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Trust’s Board of Trustees recommends that you vote “FOR” the proposal .

To vote, mark one box in blue or black ink. Example: ●

PROPOSAL:

1. To approve an Agreement and Plan of Reorganization, providing for (a) the transfer of all of the assets and liabilities of the ALPS/Westport Hedged High Income Fund (the “Target Fund”) to the James Alpha Hedged High Income Portfolio (the “Acquiring Fund”), a newly formed portfolio of The Saratoga Advantage Trust, in exchange for Class A, Class C and Class I shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund (the “Reorganization”).

FOR [_]	AGAINST [_]	ABSTAIN [_]

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Thank you for voting.